Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-264515, 333-267273 and 333-284632) and Form S-8 (File Nos. 333-259216, 333-264019, 333-271051, 333-274143 and 333-279333) of PLBY Group, Inc. (“Company”) of our report dated March 13, 2025, relating to the consolidated financial statements and schedule, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Los Angeles, California
March 13, 2025